EXHIBIT 31.1

CERTIFICATION BY CHIEF EXECUTIVE OFFICER

I, Michael R. McElwrath, certify that:

1.	I have reviewed this annual report on Form 10-K/A for the fiscal year ended December 31, 2009, of Far East Energy Corporation;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: April 21, 2010	/s/ Michael R. McElwrath
Michael R. McElwrath
Chief Executive Officer